Exhibit 10(a)
EXECUTION COPY
Amendment No. 7 to Credit Agreement
          This Amendment No. 7, dated as of April 13, 2010 (this “Amendment”), among MVC Capital, inc., a Delaware corporation (the “Company”), MVC Financial Services, Inc., a Delaware corporation (“MVCFS”, and together with the Company, each a “Borrower”, and collectively, the “Borrowers”), the Lenders identified on the signature pages hereto (the “Lenders”), and Guggenheim Corporate Funding, LLC, as administrative agent for the lenders (in such capacity, the “Administrative Agent”), amends certain provisions of the Credit Agreement, dated as of April 27, 2006 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the institutions from time to time party thereto as Lenders (the “Lenders”), and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W i t n e s s e t h:
          Whereas, the Borrowers have requested that the Lenders amend the Credit Agreement in certain respects as set forth below;
          Whereas, the Lenders have agreed, subject to the terms and conditions set forth below, to amend the Credit Agreement in certain respects as set forth below;
          Now, Therefore, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to the Effectiveness of this Amendment) hereof, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) is hereby amended by amending and restating in their entirety the following definitions:
          “Applicable Margin” with respect to (i) Eurodollar Loans, a rate per annum equal to 4.50% and (ii) Base Rate Loans, a rate per annum equal to 3.50%.
          “Base Rate” for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) 2.25%. For purposes hereof: “Prime Rate” shall mean the prime rate of interest specified under the Bloomberg reference identified as “PRIMBB Index” on the date that is two Business Days prior to such day (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
          “Consolidated Debt” as of any date of determination thereof, the aggregate unpaid amount of all Indebtedness (including, without limitation, any Portfolio Company Guaranty Indebtedness) of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP and denominated in U.S. dollars after giving effect to the applicable Exchange Rate; provided, that solely until May 1, 2010, Amzak Guarantee Indebtedness and ESPI Guarantee Indebtedness shall not be included in the calculation of Consolidated Debt.
          “Eligible Debt Investments” Investments in senior debt, subordinated debt and junior subordinated debt that have been purchased or otherwise acquired by the Company or a Consolidated Subsidiary in the ordinary course of business; provided, that no such Investment shall be an Eligible Debt Investment unless (a) such Investment is (i) evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the obligor thereof or (ii) in the form of a participation; provided, that the aggregate amount of Investments that may constitute Eligible Debt Investments shall not exceed 7.5% of Total Assets at any time, (b) such Investment, if applicable, is denominated and payable either in (1) United States dollars or (2) the currency of a jurisdiction other than the United States of America, provided, that the aggregate amount of Investments permitted under this subclause (2) and clause (b)(2) of the definition of Eligible Equity Investments shall not exceed the maximum amount permitted under applicable law, including, without limitation, the Investment Company Act and the Code, (c) such Investment is not subject to any Lien and, if such Investment is owned by a Consolidated Subsidiary, the Company shall not have pledged or otherwise encumbered the stock of such Consolidated Subsidiary or any direct or indirect parent thereof, (d) except as set forth on Schedule II hereto, such Investment has a minimum cash coupon of at least the lesser of (1) 6% per annum and (2) the Eurodollar Base Rate plus 3% per annum, (e) no right of rescission, set-off, counterclaim, defense or other material dispute has been asserted with respect to such Investment, (f) the obligor in respect of such Investment is not (1) an individual, (2) the subject of a Bankruptcy Event (other than with respect to an Investment in the form of debtor-in-possession financing provided to such obligor under the Bankruptcy Code) or (3) a party to a Defaulted Investment and (g) the obligor in respect of such Investment is (1) organized or incorporated under the laws of the United States of America or (2) organized or incorporated under the laws of a jurisdiction other than the United States of America, provided, that (x) the aggregate amount of Investments permitted under this subclause (2) and clause (f)(2) of the definition of Eligible Equity Investments shall not exceed 25% of Total Assets at any time and (y) no single Investment permitted under this subclause (2) and clause (f)(2) of the definition of Eligible Equity Investments shall exceed 15% of Total Assets at any time. It is understood that solely for the purpose of determining compliance with Section 6.1(d), Vitality Preferred shall be deemed an Eligible Debt Investment in an aggregate principal amount of up to $10,000,000.
          “Eurodollar Base Rate” with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period; provided that in no event shall the Eurodollar Rate be less than 1.25% per annum. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
          “Maturity Date” the seventh anniversary of the Closing Date.
          (b) Section 1.1 (Defined Terms) is hereby amended by inserting among the existing defined terms therein in alphabetical order the following defined term:

          “Additional Permitted Guarantee Request” a written request made by the Borrowers to the Administrative Agent, from time to time, in the form of Exhibit G, and otherwise in form and substance satisfactory to the Administrative Agent, that a Borrower be permitted to enter into a Guarantee Obligation on behalf of a Portfolio Company and that such Guaranty Obligation be added to Schedule 6.2(d) pursuant to Section 6.2(d); provided, that any Additional Permitted Guarantee Request shall be sent to the Administrative Agent at least 10 Business Days prior to the proposed date of the requested Guarantee Obligation; provided, further, that the Administrative Agent may reject any Additional Permitted Guarantee Request in its sole discretion for any reason.
          (c) Section 6.1(b) (Interest Coverage Ratio) is hereby amended and restated in its entirety as follows:
          (b) Interest Coverage Ratio. Permit the ratio of EBIT (excluding any interest or other income received on account of the BB&T Investments) to Interest Expense (excluding all Interest Expense related to the Indebtedness pursuant to the BB&T Credit Facility) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters ended on such day, to be less than 1.75 to 1.0.
          (d) Section 6.1(d) (Asset Coverage) is hereby amended and restated in its entirety as follows:
          (i) Permit the ratio of Total Assets (excluding (x) any BB&T Investments in the BB&T Account and (y) with respect to Eligible Debt Investments or Eligible Equity Investments, collectively, any Investments in any issuer or obligor organized or incorporated in under the laws of a jurisdiction other than the United States of America in excess of 25% of the aggregate amount of Total Assets) to Consolidated Debt (excluding all Indebtedness pursuant to the BB&T Credit Facility) to be less than 2.5 to 1.0 as of the last day of any fiscal quarter; provided, that with respect to Guarantee Obligations incurred by the Company or its Subsidiaries permitted under this Agreement, upon receipt by the Administrative Agent of evidence that a note or other debt instrument will be issued to the Company or such Subsidiary at the time of payment of such Guarantee Obligations, on terms satisfactory to the Administrative Agent, evidencing the amounts owing under such Guarantee Obligation from the Person on whose behalf such Guarantee Obligation was undertaken, the face value of such note or debt instrument shall be included in the calculation of “Total Assets” solely for purposes of this Section 6.1(d)(i).
          (ii) Permit the ratio of (1) the sum of Unrestricted Cash (excluding any BB&T Investments that are Cash Equivalents) plus Eligible Debt Investments (excluding any Investments in any obligor organized or incorporated in under the laws of a jurisdiction other than the United States of America in excess of 25% of the aggregate amount of Eligible Debt Investments) to (2) Consolidated Debt (excluding all Indebtedness pursuant to the BB&T Credit Facility) to be less than 1.5 to 1.0 as of the last day of any fiscal quarter; provided, that with respect to Guarantee Obligations incurred by the Company or its Subsidiaries permitted under this Agreement, upon receipt by the Administrative Agent of evidence that a note or other debt instrument will be issued to the Company or such Subsidiary at the time of payment of such Guarantee Obligations, on terms satisfactory to the Administrative Agent, evidencing the amounts owing under such Guarantee Obligation from the Person on whose behalf such Guarantee Obligation was undertaken, the face value of such note or debt instrument shall be included in the calculation of “Eligible Debt Investments” solely for purposes of this Section 6.1(d)(ii).
          (e) Section 6.2 (Limitation on Indebtedness) is hereby amended by amending and restating clause (d) as follows:
          (d) Indebtedness outstanding on the Closing Date and listed on Schedule 6.2(d); provided, that Schedule 6.2(d) may be amended following the Closing Date pursuant to the approval by the Administrative Agent of an Additional Permitted Guarantee Request;
          (f) Section 6.2 (Limitation on Indebtedness) is hereby amended by amending and restating clause (g) as follows:
          (g) solely until May 1, 2010, Amzak Guarantee Indebtedness and solely until August 1, 2010, ESPI Guarantee Indebtedness; and
     Section 2. Termination of Revolving Credit Commitment
          On the Amendment Effective Date, the Revolving Credit Commitment of each Lender shall be irrevocably and permanently terminated and reduced to zero ($0) and the Total Revolving Commitments shall be irrevocably and permanently terminated and reduced to zero ($0). The Borrowers hereby acknowledge that immediately prior to the effectiveness of this Amendment, there are no Revolving Credit Outstandings.
     Section 3. Conditions Precedent to the Effectiveness of this Amendment
          This Amendment shall become effective as of the date (such date, the “Amendment Effective Date”) when, and only when, the Administrative Agent shall have received: (i) this Amendment, duly executed by the Borrowers, the Administrative Agent and all Lenders, (ii) payment from the Borrower, for the account of each Lender a fee equal to 0.50% of such Lender’s Term Loan Commitment currently in effect and (iii) reimbursement for all its out-of-pocket costs and expenses incurred in connection with the Credit Agreement and the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent; provided, that upon receipt of the items set forth in subclauses (i) — (iii), the amendment set forth in Section 1(f) hereof shall be effective as of December 31, 2009.
     Section 4. Representations and Warranties
          On and as of the date hereof, after giving effect to this Amendment, the Borrowers hereby represent and warrant to the Administrative Agent and each Lender as follows:
          (a) this Amendment has been duly authorized, executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms;
          (b) each of the representations and warranties contained in Section 3 (Representations and Warranties) of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith is true and correct in all material respects on and as of the date hereof as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby;
          (c) no Default or Event of Default has occurred and is continuing; and
          (d) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment, the Credit Agreement or any Loan Document, in each case as amended hereby (if applicable).
     Section 5. Fees and Expenses
          The Borrowers and each other Loan Party agree to pay on demand in accordance with the terms of Section 9.5 (Payment of Expenses) of the Credit Agreement all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith.
     Section 6. Reference to the Effect on the Loan Documents
          (a) As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
          (b) Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment shall be deemed a Loan Document.
     Section 7. Execution in Counterparts
          This Amendment may be executed in any number of counterparts and by different parties in separate counterpart (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     Section 8. Governing Law

          This Amendment shall be governed by and construed in accordance with the law of the State of New York.
     Section 9. Section Titles
          The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
     Section 10. Notices
          All communications and notices hereunder shall be given as provided in the Credit Agreement.
     Section 11. Severability
          The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
     Section 12. Successors
          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the other parties hereto and their respective successors and assigns.
     Section 13. Waiver of Jury Trial
          Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.
[Signature Pages Follow]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

MVC Capital, Inc. as Borrower
By:	/s/ Michael Tokarz
	Name:	Michael Tokarz
	Title:	Chairman

MVC Financial Services, Inc. as Borrower
By:	/s/ Michael Tokarz
	Name:	Michael Tokarz
	Title:	Chairman

[Signature page to MVC Amendment No. 7]

Guggenheim Corporate Funding, LLC, as Administrative Agent
By:	/s/ Bill Hagner
	Name:	Bill Hagner
	Title:	Managing Director

[Signature page to MVC Amendment No. 7]

Midland National Life Insurance Company, as Lender By: Guggenheim Partners Asset Management, LLC
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

North American Company for Life and Health Insurance, as Lender By: Guggenheim Partners Asset Management, LLC
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

Sands Point Funding Ltd., as Lender By: Guggenheim Investment Management, LLC, its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

Copper River CLO Ltd., as Lender By: Guggenheim Investment Management, LLC, its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

[Signature page to MVC Amendment No. 7]

Kennecott Funding Ltd., as Lender By: Guggenheim Investment Management, LLC, its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

Green Lane CLO Ltd., as Lender By: Guggenheim Investment Management, LLC, its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

[Signature page to MVC Amendment No. 7]

Iron Hill CLO Limited, as Lender By: Guggenheim Partners Europe Limited, its Collateral Manager
By:	/s/ Adrian Duffy
	Name:	Adrian Duffy
	Title:	Managing Director

[Signature page to MVC Amendment No. 7]

EXHIBIT G
FORM OF ADDITIONAL PERMITTED GUARANTEE REQUEST

[ ], 201[ ]
To:	Guggenheim Corporate Funding, LLC as Administrative Agent 135 East 57th Street New York, New York 10022 Attention: Jeff Abrams/Matt Bloom
          Reference is hereby made to the Credit Agreement, dated as of April 27, 2006 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among MVC CAPITAL, INC., a Delaware corporation (the “Company”), MVC FINANCIAL SERVICES, INC.(“MVCFS”, and together with the Company, each a “Borrower”, and collectively, the “Borrowers”), the Lenders parties thereto, and GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
          The Borrowers hereby request that the guaranty (the “Guarantee”) of the Debt Instrument (as defined below) be added to Schedule 6.2(d) of the Credit Agreement:1
Proposed guarantor:
Expected effective date of proposed Guarantee2:
Portfolio Company:
Debt instrument to be guaranteed (the “Debt Instrument”)3:
Aggregate principal amount of Debt Instrument:
Interest rate of Debt Instrument:
Maturity of Debt Instrument:
Proposed description of Guarantee/Indebtedness to be included on Schedule 6.2(d):

[1]	Administrative Agent may request additional information.

[2]	Attach Guarantee, if available, as Annex A.

[3]	Attach Debt Instrument as Annex A.

Yours truly, MVC Capital, Inc. as Borrower
By:
Name:
Title:

MVC Financial Services, Inc. as Borrower
By:
Name:
Title:

     The Administrative Agent hereby acknowledges that the Debt Instrument and the description thereof set forth above shall be added to Schedule 6.2(d) of the Credit Agreement by virtue of its countersignature to this Additional Permitted Guarantee Request.

Guggentheim Corporate Funding, LLC, as Administrative Agent
By:
Name:
Title:

Annex A
See attached.